Exhibit 31.2

Annual Certification Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Thomas P. Benson, certify that:

1. I have reviewed this annual report on Form 10-K/A of CKX, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 20, 2011

/s/  Thomas P. Benson
Thomas P. Benson
Chief Financial Officer, Executive Vice President And
Treasurer (Principal Financial Officer)